UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 28, 2026

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41103	87-2488708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 1000 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 742-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, par value $0.0001 per share	DTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the conclusion of the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Drilling Tools International Corporation (the “Company,” “Drilling Tools” or “DTI”), held on April 28, 2026, Ira H. Green, Jr., Daniel J. Kimes and Jeremy D. Thigpen were elected and R. Wayne Prejean, Curtis L. Crofford, John D. Furst, and Eric Neuman were reelected to serve as directors of the Company, each to hold office until the Company’s 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The information required by Items 401(b), 401(d) and 404(a) of Regulation S-K with respect to Messrs. Green, Kimes, Thigpen, Prejean, Crofford, Furst, and Neuman is incorporated herein by reference from the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on March 13, 2026.

As previously disclosed, on January 26, 2026, the Board of Directors (the “Board”) appointed R. Wayne Prejean, the Company’s President and Chief Executive Officer and then-current Interim Chairman of the Board, to serve as Chairman of the Board, effective as of the conclusion of the Annual Meeting. Effective as of the conclusion of the Annual Meeting on April 28, 2026, Mr. Prejean commenced service as Chairman of the Board while continuing to serve as the Company’s President and Chief Executive Officer.

As previously disclosed, on January 26, 2026, the Board also designated John D. “Jack” Furst to serve as Lead Independent Director, effective as of the 2026 Annual Meeting and subject to his reelection to the Board. Effective as of the conclusion of the Annual Meeting on April 28, 2026, Mr. Furst commenced service as the Board’s Lead Independent Director.

On April 28, 2026, in connection with the Annual Meeting and the expiration of their current terms, Thomas M. “Roe” Patterson and C. Richard Vermillion ceased serving as directors of the Company. As previously disclosed, on December 16, 2025, Mr. Patterson informed the Board of his decision not to seek reelection to the Board, effective concurrently with the Company’s next annual meeting of stockholders, and Mr. Patterson’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As previously disclosed, on January 26, 2026, Mr. Vermillion informed the Board of his decision not to seek reelection to the Board, effective concurrently with the Company’s next annual meeting of stockholders, and Mr. Vermillion’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on April 28, 2026. At the Annual Meeting, 18,789,793 shares of the Company’s common stock, par value $0.0001 per share, or approximately 53.39%, of the 35,188,260 issued and outstanding shares entitled to vote at the Annual Meeting were present in person or by proxies.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of Directors.

NOMINEES	FOR	WITHHELD	BROKER NON-VOTES
Curtis L. Crofford	7,540,574	3,855,450	7,393,769
John D. ‘‘Jack’’ Furst	7,677,322	3,718,702	7,393,769
Ira H. Green, Jr.	8,943,855	2,452,169	7,393,769
Eric C. Neuman	8,944,169	2,451,855	7,393,769
Daniel J. Kimes	8,940,961	2,455,063	7,393,769
R. Wayne Prejean	8,527,434	2,868,590	7,393,769
Jeremey D. Thigpen	8,944,277	2,451,747	7,393,769

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as Drilling Tools’ independent registered public accounting firm for fiscal year 2026.

FOR	AGAINST	ABSTAIN
18,776,126	12,368	1,299

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in this report and the exhibits attached hereto shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, not shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2026

DRILLING TOOLS INTERNATIONAL CORPORATION

By:	/s/ David R. Johnson
David R. Johnson
Chief Financial Officer
(Principal Financial and Accounting Officer)